Exhibit 23.3
Consent of Child, Van Wagoner & Bradshaw, PLLC.

Child, Van Wagoner & Bradshaw, PLLC
A Professional Limited Liability Company of CERTIFIED PUBLIC ACCOUNTANTS

5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107 PHONE: (801) 281-4700 FAX: (801) 281-4701

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts”, in the Registration Statement (Form SB-2) and related Prospectus of Novastar Resources Ltd. and to the incorporation by reference therein of our report dated April 5, 2006 on the financial statements of Thorium Power, Inc. appearing in this Prospectus, which is part of this Registration Statement.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
September 29, 2006